AMENDMENT TO PARTICIPATION AGREEMENT

Western Reserve Life Assurance Co. of Ohio, Variable Insurance Products Fund II, Variable Insurance Products Fund V and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated June 14, 1999, as amended, by doing the following:

The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective the 30th day of August, 2007.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:           s/ Arthur D. Woods
Name:      Arthur D. Woods
Title:        Vice President

VARIABLE INSURANCE PRODUCTS FUND II

By:           /s/ Kimberly Monasterio
Kimberley Monasterio
Treasurer

VARIABLE INSURANCE PRODUCTS FUND V

By:           /s/ Kimberly Monasterio
Kimberley Monasterio
Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/William Loehning
William Loehning
Executive Vice President

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account and
Date Established by Board of Directors

WRL Series Life Account (est. July 16, 1985)

Product:
WRL Freedom Equity Protector® (FEP)
WRL Financial Freedom Builder® (FFB)
WRL Freedom Elite®
WRL Freedom SP Plus
WRL Freedom Wealth ProtectorSM
WRL XceleratorSM
WRL Freedom Elite Builder IISM
WRL ForLifeSM
WRL Freedom Elite Advisor
WRL The Equity Protector

WRL Series Life Account G (est. January 20, 2002)

Product:
WRL Capital CreatorSM *

* Scheduled to commence operations on 11-1-2007

WRL Series Annuity Account (est. April 12, 1988)

Product:
WRL Freedom Attainer®
WRL Freedom Bellwether                                           ®
WRL Freedom Conqueror®
WRL Freedom Variable Annuity
WRL Freedom Wealth Creator®
WRL Freedom Enhancer®
WRL Freedom Premier
WRL Freedom Access®

Separate Account VA U (est. August 4, 2003)

Product:
WRL Freedom Premier III

Separate Account VA V (est. December 17, 2003)

Product:
Flexible Premium Variable Annuity – F
Under the marketing name “WRL Freedom Multiple”

Separate Account VA AA (est. May 30, 2007)

Product:
Flexible Premium Variable Annuity – M
Under the marketing name “WRL Freedom Advisor”

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